Exhibit 99.1

PARSLEY ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	PE Historical	Double Eagle Acquisition	Pro forma adjustments		PE Pro forma
	(In thousands, except per share data)
REVENUES
Oil sales	$802,230	$15,515	$—		$817,745
Natural gas sales	56,571	1,766	—		58,337
Natural gas liquids sales	103,193	1,784	—		104,977
Other	5,050	59	—		5,109

Total revenues	967,044	19,124	—		986,168

OPERATING EXPENSES
Lease operating expenses	102,169	2,826	—		104,995
Production and ad valorem taxes	59,641	1,069	—		60,710
Depreciation, depletion and amortization	352,247	4,324	2,460	(a)	359,031
General and administrative expenses	124,255	11,659	—		135,914
Exploration and abandonment costs	40,415	614	—		41,029
Impairment	10,977	—	—		10,977
Accretion of asset retirement obligations	971	56	(56)		971
Other operating expenses	9,568	526	—		10,094

Total operating expenses	700,243	21,074	2,404		723,721

OPERATING INCOME (LOSS)	266,801	(1,950)	(2,404)		262,447

OTHER (EXPENSE) INCOME
Interest expense, net	(97,381)	(363)	(2,873	)(b)	(100,617)
(Loss) gain on sale of property	(14,332)	3	(3)		(14,332)
Prepayment premium on extinguishment of debt	(3,891)	—	—		(3,891)
Loss on derivatives	(66,135)	(66)	—		(66,201)
Change in TRA liability	35,847	—	—		35,847
Interest income	7,936	—	—		7,936
Other income	783	—	—		783

Total other expense, net	(137,173)	(426)	(2,876)		(140,475)

INCOME (LOSS) BEFORE INCOME TAXES	129,628	(2,376)	(5,281)		121,971
INCOME TAX (EXPENSE) BENEFIT	(5,708)	(124)	125	(c)	(5,707)

NET INCOME (LOSS)	123,920	(2,500)	(5,155)		116,265

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(17,146)	—	(13,456	)(d)	(30,602)

NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$106,774	$(2,500)	$(18,611)		$85,663

Net loss per common share:
Basic	$0.44			(e)	$0.35
Diluted	$0.42			(e)	$0.29
Weighted average common shares outstanding:
Basic	240,733			(e)	245,723
Diluted	296,512			(e)	313,508

PARSLEY ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

Introduction

Parsley Energy, Inc. (either individually or together with its subsidiaries, as the context requires, “PE” or the “Company”) was formed in December 2013, succeeding its predecessor, which began operations in August 2008 when it acquired operator rights to wells producing from the Spraberry Trend in the Midland Basin. As the managing member of Parsley Energy, LLC (“Parsley LLC”), the Company is responsible for all operational, management and administrative decisions of Parsley LLC and consolidates the financial results of Parsley LLC and its subsidiaries.

The Company is an independent oil and natural gas company focused on the acquisition and development of unconventional oil, natural gas and NGLs reserves in the Permian Basin. The unaudited pro forma consolidated and combined statement of operations of the Company, and the following notes to the unaudited pro forma consolidated and combined statement of operations of the Company, reflect the consolidated historical results of the Company and the assets acquired pursuant to the Double Eagle Acquisition (as defined below), on a pro forma basis to give effect to the Double Eagle Acquisition, the Equity Offering (as defined below) and the 2025 Notes Offering (as defined below), as if they had occurred on January 1, 2017.

The Double Eagle Acquisition. On February 7, 2017, the Company entered into a contribution agreement by and among the Parsley LLC, the Company, Double Eagle Energy Permian Operating LLC, Double Eagle Energy Permian LLC and Double Eagle Energy Permian Member LLC (collectively, “Double Eagle”), which provided for the contribution by Double Eagle of all of the interests in Double Eagle Lone Star LLC, DE Operating LLC, and Veritas Energy Partners, LLC (which were subsequently renamed Parsley DE Lone Star LLC, Parsley DE Operating LLC, and Parsley Veritas Energy Partners, LLC, respectively) (the “Double Eagle Acquisition”), as well as certain related transactions with an affiliate of Double Eagle. The Double Eagle Acquisition closed on April 20, 2017 for an aggregate purchase price to Double Eagle of (i) approximately $1.4 billion in cash, which was funded by the Equity Offering (as defined below) and the 2025 Notes Offering (as defined below), and (ii) approximately 39.8 million units of Parsley LLC and a corresponding approximately 39.8 million shares of the Company’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), the issuance of which was made in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Equity Offering. For purposes of the unaudited pro forma consolidated and combined statement of operations, the “Equity Offering” is defined as the February 2017 issuance and sale to the public of 41.4 million shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), which resulted in gross proceeds to the Company of approximately $1,283.4 million and net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, of approximately $1,260.5 million. The Equity Offering was used to partially fund the cash portion of the purchase price for the Double Eagle Acquisition.

2025 Notes Offering. For purposes of the unaudited pro forma consolidated and combined statement of operations, the “2025 Notes Offering” is defined as the February 2017 issuance of $450.0 million aggregate principal amount of 5.250% senior unsecured notes due 2025 (the “2025 Notes”) in an offering that was exempt from registration under the Securities Act. The 2025 Notes Offering was used to partially fund the cash portion of the purchase price for the Double Eagle Acquisition.

Basis of Presentation. The unaudited pro forma consolidated and combined statement of operations of the Company for the year ended December 31, 2017 is based on the audited consolidated statement of operations of the Company for the year ended December 31, 2017, adjusted to give effect to the Double Eagle Acquisition, the Equity Offering and the 2025 Notes Offering as if each had occurred on January 1, 2017. The pro forma data presented reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the date indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the Company following the Double Eagle Acquisition. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the described transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated and combined statement of operations.

The unaudited pro forma consolidated and combined statement of operations and related notes are presented for illustrative purposes only. If the Double Eagle Acquisition, the Equity Offering and/or the 2025 Notes Offering had occurred on a different date, the Company’s operating results might have been materially different from those presented in the unaudited pro forma consolidated and combined statement of operations. The unaudited pro forma consolidated and combined statement of operations should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma consolidated and combined statement of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma consolidated and combined statement of operations.

The following notes discuss the columns presented and the entries made to the unaudited pro forma consolidated and combined statement of operations.

PE Historical. This column represents the audited historical consolidated statement of operations for the Company for the applicable period.

Double Eagle Acquisition. This column represents the unaudited consolidated historical statement of operations for the assets acquired pursuant to the Double Eagle Acquisition for the period from January 1, 2017 through April 20, 2017.

Note 1. Pro Forma Adjustments

The Company made the following adjustments in the preparation of the unaudited pro forma consolidated and combined statement of operations.

(a)	Adjustments to historical depreciation, depletion, and amortization (“DD&A”) of the assets acquired pursuant to the Double Eagle Acquisition for the step up of oil and natural gas properties to estimated fair value. The allocation of value was approximately $2.2 billion to unproved property and $0.4 billion to proved property.

•	To reflect an increase in DD&A of $2.5 million in the unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2017.

•	This amount includes the elimination of $4.3 million of historical DD&A, as well as an increase in DD&A expense of $6.8 million for the year ended December 31, 2017.

(b)	Adjustments to reflect the increase in interest expense resulting from the issuance of $450.0 million aggregate principal amount of the 2025 Notes, which have an interest rate of 5.250%.

•	To reflect additional interest expense of $2.9 million for the year ended December 31, 2017.

•	This amount includes the elimination of $0.4 million of historical interest expense and is offset by additional interest expense of $3.3 million for the year ended December 31, 2017.

(c)	Adjustments to reflect the estimated incremental income tax provision associated with the Company’s historical results of operations, the results of operations associated with the assets acquired pursuant to the Double Eagle Acquisition, and pro forma adjustments, assuming these earnings had been subject to federal income tax as a subchapter C corporation using a statutory tax rate of approximately 4.4%, which is inclusive of federal and state income taxes.

•	To reflect additional income tax benefit of $0.1 million for the year ended December 31, 2017.

(d)	Adjustments to reflect the estimated incremental increase in loss attributable to noncontrolling interest holders associated with the Company’s historical results of operations, the results of operations associated with the Double Eagle Acquisition, and pro forma adjustments, assuming these earnings had been subject to the 11.4% increase in noncontrolling interest ownership.

•	To reflect additional income attributable to noncontrolling interest owners of $13.5 million for the year ended December 31, 2017.

(e)	Basic and diluted earnings per share is based on the sale of 41.4 million shares of Class A Common Stock pursuant to the Equity Offering and then the issuance of approximately 39.8 million shares of Class B Common Stock as a portion of the aggregate purchase price in the Double Eagle Acquisition.

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